Exhibit 3.1
AMENDMENT NO. 1 TO
AMENDED AND RESTATED BYLAWS OF
FOUNDRY NETWORKS, INC.
     The undersigned, Cliff Moore, hereby certifies that he is the duly appointed, qualified and acting Vice President, General Counsel and Corporate Secretary of Foundry Networks, Inc., a Delaware corporation (the “Company”), and that on December 5, 2007 the Board of Directors of the Company amended the Amended and Restated Bylaws of Foundry Networks, Inc. (the “Bylaws”) as set forth below:
1. Section 8.10 of the Bylaws is amended and restated in its entirety to read as follows:
     Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
2. Except as aforesaid, the Bylaws shall remain in full force and effect.
IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 6th day of December, 2007.

/s/ Cliff Moore Cliff Moore Vice President, General Counsel and Corporate Secretary of Foundry Networks, Inc.